Exhibit 99.1

April 30, 2021

The Board of Directors of

Bylog Group Corp.

84/1 Bilang, Hutan #402,

Dalian City, Liaoning Province, China 116013

Resignation Letter

Ladies and Gentlemen:

I hereby resign as the Chairman and Director of the Board of Directors of Bylog Group Corp. (the “Company”) and from the offices of Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Company, effective the date hereof. My resignation is not the result of any disagreement that I have with the Company or the Board of Directors regarding the Company’s financial or accounting policies or operations.

Sincerely,

/s/ Dehang Zhou
Dehang Zhou